UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2025

JANOVER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, Florida	33487
(Address of registrant’s principal executive office)	(Zip code)

(561) 559-4111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Joseph Onorati as Chief Executive Officer

As disclosed earlier in our prior filed current report on Form 8-K dated April 7, 2025, effective April 4, 2025, Joseph Onorati was appointed as the Chief Executive Officer of Janover Inc. (the “Company”). In connection with his appointment, Mr. Onorati entered into an employment agreement with the Company on April 15, 2025 (the “Onorati Employment Agreement”). Mr. Onorati succeeds Blake Janover, who previously served as Chief Executive Officer.

The material terms of the Onorati Employment Agreement were approved by the Compensation Committee and the Board of Directors on April 9, 2025. Pursuant to the agreement, Mr. Onorati will receive an annual base salary of $574,000 and is eligible to receive an annual performance-based cash bonus with a target amount equal to 65% of his base salary. Mr. Onorati is also eligible to receive equity awards as determined from time to time by the Compensation Committee of the Board.

The Onorati Employment Agreement provides that, in the event Mr. Onorati’s employment is terminated by the Company without cause or by Mr. Onorati for good reason (each as defined in the agreement), in addition to Final Compensation, he will be entitled to receive payment of any earned but unpaid bonus for the prior calendar year, if the termination occurs after the end of such year but before the bonus is paid. If Mr. Onorati’s employment is terminated by the Company without cause or by Mr. Onorati for good reason within six months following a change in control (as defined in the agreement), he will be entitled to a lump sum payment equal to two times his base salary, full acceleration of all unvested equity awards, and continued health insurance coverage for 12 months.

There are no family relationships between Mr. Onorati and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to the Onorati Employment Agreement, there are no transactions between Mr. Onorati or any member of his immediate family and the Company or any of its subsidiaries that require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Onorati and any other person pursuant to which he was selected as Chief Executive Officer.

Appointment of Parker White as Chief Operating Officer and Chief Investment Officer

Additionally, effective April 4, 2025, Parker White was appointed as the Chief Operating Officer and Chief Investment Officer of the Company. In connection with his appointment, Mr. White entered into an employment agreement with the Company on April 15, 2025 (the “White Employment Agreement”).

The material terms of the White Employment Agreement were approved by the Compensation Committee and the Board of Directors on April 9, 2025. Pursuant to the agreement, Mr. White will receive an annual base salary of $443,000 and is eligible to receive an annual performance-based cash bonus with a target amount equal to 65% of his base salary. Mr. White is also eligible to receive equity awards as determined from time to time by the Compensation Committee of the Board.

The White Employment Agreement provides that, in the event Mr. White’s employment is terminated by the Company without cause or by Mr. White for good reason (each as defined in the agreement), in addition to Final Compensation, he will be entitled to receive payment of any earned but unpaid bonus for the prior calendar year, if the termination occurs after the end of such year but before the bonus is paid. If Mr. White’s employment is terminated by the Company without cause or by Mr. White for good reason within six months following a change in control (as defined in the agreement), he will be entitled to a lump sum payment equal to two times his base salary, full acceleration of all unvested equity awards, and continued health insurance coverage for 12 months.

There are no family relationships between Mr. White and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to the White Employment Agreement, there are no transactions between Mr. White or any member of his immediate family and the Company or any of its subsidiaries that require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. White and any other person pursuant to which he was selected as Chief Operating Officer and Chief Investment Officer.

The foregoing description of the Onorati Employment Agreement and White Employment Agreement are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibit 10.1, and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Treasury Strategy Dashboard

The Company maintains a dashboard on its website (https://janover.co/) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding the Company to the public, including information regarding market prices of its outstanding securities, solana purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that the Company makes public via the website dashboard.

Total Shares Outstanding

The Company disclosed on its website that, as of the date hereof, the Company has 1,466,549 total shares outstanding.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, effective as of April 15, 2025, by and between the Company and Joseph Onorati
10.2	Executive Employment Agreement, effective as of April 15, 2025, by and between the Company and Parker White

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2025	JANOVER INC.

	By:	/s/ Joseph Onorati
	Name:	Joseph Onorati
	Title:	Chairman & CEO

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